                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) MAY 14, 1997


                                 GARGOYLES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      WASHINGTON                 0-21355                     91-1247269
(STATE OF INCORPORATION)       (COMMISSION                 (IRS EMPLOYER
                                FILE NUMBER)               IDENTIFICATION NO.)



                             5866 SOUTH 194TH STREET
                             KENT, WASHINGTON 98032
                                 (206) 872-6100
   (ADDRESS AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS (AS PREVIOUSLY STATED IN FORM 8-K FILED ON MAY 28, 1997).

(a) On May 14, 1997, Gargoyles Acquisition Corporation II, a newly formed Washington corporation ("Purchaser") and wholly-owned subsidiary of Gargoyles, Inc. ("Registrant") acquired substantially all the assets, and assumed certain liabilities, of The Private Eyes Sunglass Corporation, a Massachusetts corporation ("Private Eyes"), pursuant to the terms of an Asset Purchase and Sale Agreement dated May 5, 1997, by and between Private Eyes and Purchaser (the "Agreement").

        The purchased assets include tangible assets, contracts, warranties, books and records, drawings and designs, leasehold interests, license agreements and other intellectual properties including rights to the Private Eyes name. Private Eyes' management, including its president, were hired by Purchaser and will continue to operate the Private Eyes sunglass business from Private Eyes' facilities in Norwell, Massachusetts.

        As consideration for the purchased assets, Purchaser paid $6,500,000 cash at the closing and agreed to pay, subject to certain conditions, additional amounts up to $2,500,000.

        The purchase price was paid with funds borrowed from U. S. Bank of Washington, National Association under Registrant's credit facility. The purchase price will be allocated among the purchased assets based on the fair value of the assets acquired and the obligations assumed.

   (b) Private Eyes was a sunglass design and distribution company with its principal executive office in Norwell, Massachusetts. Private Eyes' plant and equipment were used for designing and manufacturing sunglasses. Registrant intends to continue using these assets in a similar manner.

1 ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                                      INDEX

                                                                            Page Number
                                                                            -----------

(A)     FINANCIAL STATEMENTS OF THE PRIVATE EYES SUNGLASS CORPORATION

Report of Leydon & Gallagher, Independent Auditors..............................   3


Balance Sheets..................................................................   4

Statements of Operations and Retained Earnings..................................   5

Statements of Cash Flows........................................................   6

Notes to Financial Statements...................................................   7

(B)     PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Financial Information Basis of Presentation...........................  14

Pro Forma Consolidated Balance Sheets...........................................  15

Pro Forma Consolidated Statements of Operations.................................  16

(C)     EXHIBITS

23.1     Consent of Leydon & Gallagher, Independent Auditors....................  20


               REPORT OF LEYDON & GALLAGHER, INDEPENDENT AUDITORS

To the Board of Directors
The Private Eyes Sunglass Corporation

        We have audited the accompanying balance sheet of The Private Eyes Sunglass Corporation as of September 30, 1996, and the related statements of operations and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Private Eyes Sunglass Corporation at September 30, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                            LEYDON & GALLAGHER


Burlington, Massachusetts
December 6, 1996

                      THE PRIVATE EYES SUNGLASS CORPORATION
                                 BALANCE SHEETS

                                                          September 30,          March 31,
                                                               1996                 1997
                                                        ------------------    -----------------
                                                                               (Unaudited as
                                                                                prepared by
ASSETS                                                                            Company)
Current assets:
  Cash and cash equivalents                                   $    58,434          $    26,948
  Accounts receivable (Note 2)                                  1,273,880            1,795,423
  Inventory                                                     2,020,773            2,197,149
  Prepaid expenses and other current assets                       162,460              237,050
                                                        ------------------    -----------------
    Total current assets                                        3,515,547            4,256,570
Property and equipment, net (Note 3)                              158,349              136,534
Other assets (Note 4)                                              54,993               60,474
                                                        ==================    =================
Total assets                                                  $ 3,728,889          $ 4,453,578
                                                        ==================    =================

LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities:
  Notes payable - line of credit (Note 6)                     $ 1,045,456          $ 1,543,983
  Accounts payable                                              1,121,680            1,311,456
  Accrued expenses (Note 5)                                       303,981              312,600
  Current portion of capital lease obligation (Note 7)              6,621                    -
                                                        ------------------    -----------------
Total current liabilities                                       2,477,738            3,168,039
                                                        ------------------    -----------------

Commitments and contingencies

Shareholders' equity:
  Common stock, no par value
     Series A: 1,000 shares authorized,
       issued and outstanding
     Series B: 199,000 shares authorized,
       1,000 shares issued and outstanding                         10,000               10,000
  Additional paid-in capital                                      100,000              100,000
  Retained earnings                                             1,141,151            1,175,539
                                                        ------------------    -----------------
    Total shareholders' equity                                  1,251,151            1,285,539
                                                        ------------------    -----------------

    Total liabilities and shareholders' equity                $ 3,728,889          $ 4,453,578
                                                        ==================    =================


                             See accompanying notes.

                      THE PRIVATE EYES SUNGLASS CORPORATION
                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

                                                                          Period from
                                                     Year Ended          January 1 to
                                                   September 30,           March 31,
                                                        1996                 1997
                                                 ------------------    ------------------
                                                                         (Unaudited as
                                                                          prepared by
                                                                           Company)

Net sales                                             $  8,505,226         $   2,228,437

Cost of sales                                            4,533,060             1,142,433
                                                 ------------------    ------------------

Gross profit                                             3,972,166             1,086,004
                                                 ------------------    ------------------

Operating expenses:
    Selling and advertising expenses                     1,816,251               452,931
    General and administrative expenses                  1,346,208               334,547
    Warehouse expenses                                     320,626                82,483
    Product development expenses                           184,661                46,788
                                                 ------------------    ------------------
Total operating expenses                                 3,667,746               916,749
                                                 ------------------    ------------------

Income from operations                                     304,420               169,255

Realized (gain) loss from foreign currency
  translation                                              (2,682)                     -
Interest expense, net                                      184,191                57,807
                                                 ------------------    ------------------

Income before income taxes                                 122,911               111,448

Income taxes                                                20,001                 5,000
                                                 ------------------    ------------------

Net income                                                 102,910               106,448

Retained earnings - beginning                            1,083,241             1,069,091

Distributions to shareholders                               45,000                     -
                                                 ------------------    ------------------

Retained earnings - ending                            $  1,141,151         $   1,175,539
                                                 ==================    ==================


                             See accompanying notes.

                      THE PRIVATE EYES SUNGLASS CORPORATION
                            STATEMENTS OF CASH FLOWS

                                                                                       Period from
                                                                    Year Ended         January 1 to
                                                                  September 30,         March 31,
                                                                       1996                1997
                                                                ------------------    ---------------
                                                                                      (Unaudited as
                                                                                       prepared by
                                                                                         Company)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                             $  102,910        $   106,448
Adjustments to reconcile net income to net
cash used in operating activities:
    Depreciation                                                           51,803             13,000
    Cash surrender value of officers' life
       insurance                                                            1,934                  -
     Changes in operating assets and
       liabilities (Note 11)                                            (210,946)          (336,374)
                                                                ------------------    ---------------
        Net cash used in operating activities                            (54,299)          (216,926)
                                                                ------------------    ---------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                        (3,332)            (2,000)
Payments from shareholder                                                  18,983                  -
                                                                ------------------    ---------------
Net cash provided by (used in) investing                                   15,651            (2,000)
                                                                ------------------    ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net advances on line-of-credit                                             15,998            235,053
Payments on capital lease obligations                                    (35,619)            (3,357)
Dividends paid                                                           (45,000)                  -
Additional paid in capital received                                       100,000                  -
                                                                ------------------    ---------------
Net cash provided by investing activities                                  35,379            231,696
                                                                ------------------    ---------------

(Decrease) increase in cash and cash equivalents                          (3,269)             12,770

Cash and cash equivalents - beginning of year                              61,703             14,178
                                                                ------------------    ---------------

Cash and cash equivalents - end of year                                $   58,434        $    26,948
                                                                ==================    ===============

Supplemental disclosures of cash flow information
Cash paid during the period for:
  Interest                                                             $  182,424        $    41,005
                                                                ==================    ===============
  Income taxes                                                         $    4,566        $     2,000
                                                                ==================    ===============


                             See accompanying notes.

                     THE PRIVATE EYES SUNGLASS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)

The Private Eyes Sunglass Corporation (the Company) represents major sunglass manufacturers. The Company's principal business activity is importing and wholesale distributing of sunglasses and related products.

(1)     Summary of Significant Accounting Policies
        (a)    Business and Credit Concentrations
               The Company, in the normal course of business, grants credit to its customers who are concentrated in the retail industry throughout the United States and Canada. Ongoing credit evaluations of customers' financial conditions are performed and, generally no collateral is required. The Company maintains reserves for potential credit losses, returns and allowances. Such losses, in the aggregate, have not exceeded management's expectations.

        (b)    Cash and Cash Equivalents
               Cash and cash equivalents include principal and accrued interest on certificates of deposit and time deposits with original maturities of three months or less.

        (c)    Use of Estimates
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (d)    Inventories
               Inventories consist primarily of eyewear, parts, and related accessories. Inventories are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.

        (e)    Property and Equipment
               Property and equipment are stated at cost. Maintenance and repairs are charged to expense as incurred. Expenditures which result in the substantial betterment or extend the useful lives of assets are capitalized. Upon the disposal of property, the asset cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

                     THE PRIVATE EYES SUNGLASS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)

               The Company provides depreciation as follows:

                      Description                         Years
                      -----------                         -----
                      Office equipment                    5 - 10   Years
                      Furniture and fixtures              5 - 10   Years
                      Leasehold improvements              5 - 31.5 Years

               Depreciation expense charged to operations amounted to $51,803 for the year ended September 30, 1996.

               Depreciation is provided using the straight-line method.

        (f)    S Corporation - Income Tax Status
               The Company, with the consent of its shareholders, has elected under the Internal Revenue Code to be an S Corporation effective October 1, 1987. In lieu of corporation income taxes, the shareholders of an S Corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in the financial statements for the years ended September 30, 1996. The Company remains liable for various state income and tangible property taxes.

               The Company may declare a dividend to assist the shareholders in paying taxes on their proportionate share of the Company's taxable income.

               As a result of the Company's election to be an S Corporation with a fiscal year end other than December 31, the Company is required to make a non-interest bearing deposit with the Internal Revenue Service. At September 30, 1996, the Company had on deposit $8,936.

        (g)    Income Taxes
               Income tax expense includes state taxes currently payable and deferred taxes. The Company provides for state deferred taxes on temporary differences arising from assets and liabilities whose basis are different for financial reporting and state income tax purposes. The differences relate primarily to depreciable assets, the reserves for returns, allowances and uncollectible accounts, and uniform capitalization on inventory.

                     THE PRIVATE EYES SUNGLASS CORPORATION

                          NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)

        (h)    Translation of Foreign Currencies
               Accounts payable denominated in foreign currencies, when hedged, are translated at the fixed hedge rate of exchange. All other unhedged accounts payable denominated in foreign currencies are translated at the rate of exchange prevailing at the balance sheet date. Revenue and expense accounts are translated at the rates of exchange in effect at the time of sale or purchase. Translation adjustments originating during the period are reflected in income.

(2)     Accounts Receivable
        The following is a summary at year ended September 30, 1996:

         Trade accounts receivable.......................... $1,527,360

         Less:
              Reserve for returns and allowances............    213,475
              Reserve for uncollectible accounts............     40,005
                                                            -----------

                                                             $1,273,880
                                                            ===========

(3)     Property and Equipment
        The following is a summary at year ended September 30, 1996:

          Office equipment.................................. $  599,827
          Furniture and fixtures............................    234,403
          Leasehold Improvements............................    196,207
                                                            -----------
                                                             $1,030,437
          Less accumulated depreciation and amortization.      (872,088)
                                                            -----------

          Property and equipment, net....................... $  158,349
                                                            ===========

(4)     Other Assets
        The following is a summary at year ended September 30, 1996:

         Cash surrender value - officers' life insurance
         (net of loans $84,414)............................. $   13,454

         Deposits...........................................     41,539
                                                            -----------

                                                             $   54,993
                                                            ===========

                     THE PRIVATE EYES SUNGLASS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)


(5)     Accrued Expenses
        The following is a summary at year ended September 30, 1996:

         Accrued royalties, commissions and advertising..      $154,737
         Accrued payroll and payroll taxes...............        66,010
         Accrued interest................................         9,989
         Accrued taxes - other...........................        18,899
         Accrued other...................................        54,346
                                                           ------------

                                                               $303,981
                                                           ============

(6)     Note Payable - Line of Credit
        Note payable - line of credit, consists of a demand note payable in the amount of $1,045,456 at September 30, 1996. Advances are based on 70% of qualified accounts receivable and 30% of qualified inventory. These advances are secured by all Company assets. The maximum line of credit under this arrangement is $2,000,000. At September 30, 1996, the available line was $954,544. Interest is calculated at prime + 2.5% (10.75% at September 30, 1996). The line of credit is renewable annually at the option of the bank on January 31.

        Interest expense on the line of credit was $148,091 for the year ended September 30, 1996.

        The Company must comply with certain conditions set forth in its line-of-credit agreement. The lender has waived covenants relating to capital funds, operating cash flows, and earnings before interest and taxes.

(7)     Obligations Under Capital Leases
        The Company is the lessee of certain office equipment under capital leases expiring through 1997. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset. The assets are amortized over their estimated productive lives. Amortization of assets under capital leases is included in depreciation expense for the year ended September 30, 1996.

                     THE PRIVATE EYES SUNGLASS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)


        The following is a summary of property held under capital leases at September 30, 1996:

         Office equipment....................................  $210,637
         Less: accumulated amortization......................   130,900
                                                              ---------

                                                               $ 79,737
                                                              =========

        Future minimum lease payments under the capital leases as of September 30, 1996 for the next year in the aggregate is as follows:

         1997................................................... $ 6,842
         Total minimum lease payments
         Less: amount representing interest.....................     221
                                                                 -------
         Present value of net minimum lease payment.............   6,621
         Less: Current maturities...............................   6,621
                                                                 -------

         Long-term maturities................................... $     -
                                                                 =======

        The interest rate on the capitalized leases is approximately 12% and is imputed based on the lower of the Company's incremental borrowing rate at the inception of each lease or the lessor's implicit rate of return.

(8)     Income Taxes
        State tax expense consist of state income taxes payable of $20,001 for the year ended September 30, 1996:

        The Company has approximately $24,000 available in state net operating loss carryforwards expiring through 2008.

(9)     Commitments

        Lease Commitments
        The Company leases its warehouse, executive office, sales office space, and equipment under operating leases expiring at various dates through 2003. Total rental expense was approximately $284,637 for the year ended September 30, 1996.

                     THE PRIVATE EYES SUNGLASS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)


        Minimum future rental payments under noncancelable operating leases as of September 30, 1996 for each of the next five years and in the aggregate are as follows:


                1997............................................. $107,622
                1998.............................................  107,764
                1999.............................................  104,330
                2000.............................................   94,566
                2001.............................................   94,566
                Thereafter.......................................  126,088
                                                                  --------

                Total minimum future rental payments............. $634,936
                                                                  ========

(10)    Foreign Exchange Contracts
        The Company enters into foreign exchange contracts to hedge foreign currency transactions on a continuing basis for periods consistent with its purchase commitment exposures. The effect of this practice is to minimize variability in the Company's operating results arising from foreign exchange rate movements. The Company's foreign exchange contracts do not subject the Company to risk due to exchange rate movements because gains and losses on these contracts offset losses and gains on the liabilities being hedged. At September 30, 1996, the Company had $717,118 of foreign exchange contracts outstanding, primarily denominated in lira. The foreign exchange contracts generally have maturities which do not exceed twelve months.

(11)    Changes in Operating Assets and Liabilities
        Operating assets and liabilities (used) provided cash as follows during the year ended September 30, 1996:

         Accounts receivable.................................$ 220,883
         Inventory........................................... (353,014)
         Accounts payable.................................... (114,398)
         Accrued expenses....................................   81,738
         Prepaid expenses and other current assets...........  (94,193)
         Deposits............................................   48,038
                                                             =========
           Net cash used by operating assets and
             liabilities.....................................$(210,946)
                                                             =========

                     THE PRIVATE EYES SUNGLASS CORPORATION

                         NOTES TO FINANCIAL STATEMENTS
           (Information as of March 31, 1997 and for the period from
                January 1, 1997 to March 31, 1997 is unaudited)


(12)    Disclosures About Fair Values of Financial Instruments
        Statement of Financial Accounting Standard No. 107, "Disclosures About Fair Value of Financial Instruments," requires the Company to disclose estimated fair values for all financial instruments for which it is practicable to estimate fair value.

        The Company has used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at the time, to estimate the fair value of the Company's financial instruments as of September 30, 1996. For certain instruments, including cash and cash equivalents, accounts receivable, accounts payable, and short-term debt, it was assumed that the carrying amount approximated fair value for the majority of these instruments because of their short maturity.

                                 GARGOYLES, INC.

              PRO FORMA FINANCIAL INFORMATION BASIS OF PRESENTATION

        The following Pro Forma Consolidated Balance Sheets as of March 31, 1997 are unaudited and were prepared as if the Sungold Acquisition, which was consummated in April 1997, was effective as of March 31, 1997. The following Pro Forma Consolidated Statements of Operations for the year ended December 31, 1996 and the three months ended March 31,1997 are unaudited and were prepared as if the Sungold Acquisition was effective as of January 1, 1996 and January 1, 1997, respectively. The Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's results of operations would actually have been if the Sungold Acquisition had in fact occurred on such dates or to project the Company's results of operations for any future period. The Pro Forma Consolidated Statements of Operations are based on the historical financial statements of the Company and Sungold and give effect to the Sungold Acquisition under the purchase method of accounting.

        The additional Pro Forma Consolidated Balance Sheets as of March 31, 1997 are unaudited and were prepared as if the Private Eyes Acquisition, which was consummated in May 1997, was effective as of March 31, 1997. The following Pro Forma Consolidated Statements of Operations for the year ended September 30, 1996 and the three months ended March 31,1997 are unaudited and were prepared as if the Private Eyes Acquisition was effective as of October 1, 1995 and January 1, 1997, respectively. The Pro Forma Consolidated Statements of Operations do not purport to represent what the Company's results of operations would actually have been if the Private Eyes Acquisition had in fact occurred on such dates or to project the Company's results of operations for any future period. The Pro Forma Consolidated Statements of Operations are based on the historical financial statements of the Company and Private Eyes and give effect to the Private Eyes Acquisition under the purchase method of accounting.

                                GARGOYLES, INC.
                     Pro Forma Consolidated Balance Sheets
                                 March 31, 1997
                                  (Unaudited)

                                                              Pro Forma                                 Pro Forma
                                      Gargoyles    Sungold   Adjustments      Subtotal    Private Eyes  Adjustments    Pro Forma
                                      ---------    -------   -----------      --------    ------------  -----------    ---------
Assets
Current assets:
  Cash and cash equivalents               $1,100    $103,430          $-        $104,530     $26,948           $-       $131,478
  Trade receivables, net              12,516,578   2,574,321           -      15,090,899   1,795,423            -     16,886,322
  Inventories                          9,238,919   1,441,898           -      10,680,817   2,197,149            -     12,877,966
  Trade credits                          217,253           -           -         217,253           -            -        217,253
  Other current assets and
    prepaid expenses                   5,216,148      68,936           -       5,285,084     237,050            -      5,522,134
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Total current assets                  27,189,998   4,188,585           -      31,378,583   4,256,570            -     35,635,153
Property and equipment, net            3,382,454     119,632           -       3,502,086     136,534            -      3,638,620
Intangibles, net                       2,902,721           -   9,697,016 (1)  12,599,737           -    6,379,461 (1) 18,979,198
Other assets                             276,979      16,694           -         293,673      60,474            -        354,147
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Total assets                         $33,752,152  $4,324,911  $9,697,016     $47,774,079  $4,453,578   $6,379,461    $58,607,118
                                     ===========  ==========  ==========     ===========  ==========   ===========   ===========

Liabilities and shareholders' equity
Current liabilities:
  Notes payable to bank                       $-    $401,497   ($401,497)(2)          $-  $1,543,983  ($1,543,983)(2)         $-
  Accounts payable                     4,351,668     978,029           -       5,329,697   1,311,456            -      6,641,153
  Accrued expenses and other
    current liabilities                3,041,697     957,401     315,000 (3)   4,314,098     312,600    1,165,000 (3)  5,791,698
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Total current liabilities              7,393,365   2,336,927     (86,497)      9,643,795   3,168,039     (378,983)    12,432,851
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Notes payable to bank                  4,482,118           -  11,771,497 (2)  16,253,615           -    8,043,983 (2) 24,297,598
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Deferred license income                  270,000           -           -         270,000           -            -        270,000
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Minority interest                        271,923           -           -         271,923           -            -        271,923
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Notes payable to shareholder                   -     275,200    (275,200)(4)           -           -            -              -
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------

Commitments and contingencies

Shareholders' equity:
  Preferred stock                              -           -           -               -           -            -              -
  Common stock                        25,649,405       8,100      (8,100)(4)  25,649,405      10,000      (10,000)(4) 25,649,405
  Additional paid-in capital                   -     227,700    (227,700)(4)           -     100,000     (100,000)(4)          -
  Retained earnings (deficit)         (4,314,659)  1,476,984  (1,476,984)(4)  (4,314,659)  1,175,539   (1,175,539)(4) (4,314,659)
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Total shareholders' equity            21,334,746   1,712,784  (1,712,784)     21,334,746   1,285,539   (1,285,539)    21,334,746
                                     -----------  ----------  ----------     -----------  ----------   -----------   -----------
Total liabilities and shareholders'
  equity                             $33,752,152  $4,324,911  $9,697,016     $47,774,079  $4,453,578   $6,379,461    $58,607,118
                                     ===========  ==========  ==========     ===========  ==========   ===========   ===========

                                GARGOYLES, INC.
                Pro Forma Consolidated Statements of Operations

                                  Gargoyles       Sungold                                 Private Eyes
                                 Year Ended     Year Ended                                 Year Ended
                                 December 31,   December 31,   Pro Forma                  September 30,   Pro Forma
                                    1996           1996       Adjustments       Subtotal       1996      Adjustments    Pro Forma
                                 -----------   -----------    -----------     -----------   ----------   -----------   -----------

Net sales                        $33,094,398   $13,404,588            $-      $46,498,986   $8,505,226         $-      $55,004,212

Cost of sales                     13,743,496     5,417,067                     19,160,563    4,533,060                  23,693,623
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------

Gross profit                      19,350,902     7,987,521                     27,338,423    3,972,166                  31,310,589
License income                       479,609             -                        479,609            -                     479,609
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------
                                  19,830,511     7,987,521                     27,818,032    3,972,166                  31,790,198
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------
Operating expenses:
  Sales and marketing              9,480,986     4,413,145                     13,894,131    1,816,251                  15,710,382
  General and administrative       4,399,286     2,840,315       353,000 (5)    7,592,601    1,346,208    219,000 (5)    9,157,809
  Shipping and warehousing         1,976,303       524,631                      2,500,934      320,626                   2,821,560
  Research and development           946,992        45,785                        992,777      184,661                   1,177,438
  Stock compensation and
    IPO bonus                      3,833,140             -                      3,833,140            -                   3,833,140
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------
Total operating expenses          20,636,707     7,823,876       353,000       28,813,583    3,667,746    219,000       32,700,329
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------

Income (loss) from operations       (806,196)      163,645      (353,000)        (995,551)     304,420   (219,000)        (910,131)

Interest, net                     (1,987,812)      (10,062)     (932,000)(6)   (2,929,874)    (181,509)  (595,000)(6)   (3,706,383)
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------

Income (loss) before income
  taxes                           (2,794,008)      153,583    (1,285,000)      (3,925,425)     122,911   (814,000)      (4,616,514)

Income tax provision (benefit)             -             -             -                -       20,001    (20,001)(7)            -
                                 -----------   -----------    -----------     -----------   ----------   --------      -----------

Net income (loss)                ($2,794,008)     $153,583   ($1,285,000)     ($3,925,425)    $102,910  ($793,999)     ($4,616,514)
                                 ===========      ========   ============      ===========    ========  =========      ============

Net income (loss) per share           ($0.45)                                      ($0.63)                                  ($0.74)
                                 ===========                                   ==========                               ===========

Weighted average common
  shares                           6,217,738                                    6,217,738                                6,217,738

                                GARGOYLES, INC.
                Pro Forma Consolidated Statements of Operations
                   For the Three Months Ended March 31, 1997

                                                            Pro Forma                                  Pro Forma
                                   Gargoyles     Sungold    Adjustments       Subtotal   Private Eyes  Adjustments      Pro Forma
                                   ---------     -------    -----------       --------   ------------  -----------      ---------

Net sales                         $8,198,266   $4,261,187    $       -      $12,459,453   $2,228,437   $       -      $14,687,890

Cost of sales                      3,081,997    1,894,249                     4,976,246    1,142,433                    6,118,679
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------

Gross profit                       5,116,269    2,366,938                     7,483,207    1,086,004                    8,569,211
License income                       110,000            -                       110,000            -                      110,000
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------
                                   5,226,269    2,366,938                     7,593,207    1,086,004                    8,679,211
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------
Operating expenses:
   Sales and marketing             2,789,205    1,077,186                     3,866,391      452,931                    4,319,322
   General and administrative      1,157,001      501,921       88,250 (5)    1,747,172      334,547      54,750 (5)    2,136,469
   Shipping and warehousing          409,030      168,397                       577,427       82,483                      659,910
   Research and development          365,291       27,368                       392,659       46,788                      439,447
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------
Total operating expenses           4,720,527    1,774,872       88,250        6,583,649      916,749      54,750        7,555,148
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------

Income (loss) from operations        505,742      592,066      (88,250)       1,009,558      169,255     (54,750)       1,124,063

Interest, net                         26,791      (19,907)    (233,000)(6)     (226,116)     (57,807)   (148,750)(6)     (432,673)
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------

Income (loss) before income taxes    532,533      572,159     (321,250)         783,442      111,448    (203,500)         691,390

Income tax provision (benefit)       107,000       13,546       93,000 (7)      213,546        5,000     (42,000)(7)      176,546
                                  ----------   ----------    ----------     -----------   ----------   ----------     -----------

Net income (loss)                   $425,533     $558,613    ($414,250)        $569,896     $106,448   ($161,500)        $514,844
                                  ==========   ==========    ==========     ===========   ==========   ==========     ===========
Net income (loss) per share            $0.06                                      $0.07                                     $0.07
                                  ==========                                ===========                               ===========
Weighted average common shares     7,682,882                                  7,682,882                                 7,682,882
                                  ==========                                ===========                               ===========


(1) To record intangible assets for the excess of the purchase price over net assets acquired associated with the Acquisitions. For purposes of calculating intangibles and related amortization, the allocation of the purchase price using the purchase method of accounting is based on the fair value of the assets and liabilities that were acquired. The most significant component of intangibles is related to license agreements with Stussy and Ellen Tracy and is being amortized over the remaining 15 - year license terms.

(2)      To record debt activity associated with the acquisitions.

(3)      To accrue costs associated with the acquisitions.

(4) To eliminate certain liabilities that were not assumed by Gargoyles in addition to the equity associated with the acquisitions.

(5) To record the amortization of intangibles associated with the acquisitions.

(6)      To record interest expense for the debt incurred in the acquisitions.

(7) Reflects adjustments for income taxes as if Sungold and Private Eyes had been taxed as C corporations rather than as S corporations and adjustments for income taxes to a consolidated provision.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         GARGOYLES, INC.

Date: July 28, 1997

                                         By: /s/ Steven R. Kingma
                                             --------------------------------
                                             Steven R. Kingma
                                             Vice President, Chief Financial
                                             Officer, Secretary and Treasurer

                                EXHIBIT INDEX

EX-23.1      Consent of Leydon & Gallagher, Independent Auditors